Prospect Capital Corporation Announces Financial Results for Third Fiscal Quarter Ended March 31, 2007

NEW YORK, NY -- 05/10/2007 -- Prospect Capital Corporation (NASDAQ: PSEC) today announced financial results for our third fiscal quarter ended March 31, 2007.

Our net investment income for the third fiscal quarter was $7.02 million, a 56% increase over our net investment income for the second fiscal quarter, and 36 cents per weighted average number of shares for the quarter, or 37 cents per beginning of the quarter share count. At March 31, 2007, our net asset value per share was $15.18.

We estimate that our net investment income for the current fourth fiscal quarter ending June 30, 2007, will be $0.33 to $0.40 per share. We will announce our fourth fiscal quarter dividend in the next few weeks.

OPERATING RESULTS

HIGHLIGHTS

Equity Values:
  Stockholders' equity as of March 31, 2007: $301.77 million
  Net asset value per share: $15.18

Third Fiscal Quarter Operating Results:
  Net investment income: $7.02 million
  Net investment income per share: $0.36
  Net realized and unrealized depreciation: $(2.04) million
  Net increase in net assets resulting from operations:  $4.98 million
  Dividends to shareholders per share: $0.3875

Portfolio:
  Number of new portfolio companies invested: 1
  Number of portfolio companies exited: 1
  Number of portfolio companies at end of period: 19
PORTFOLIO AND INVESTMENT ACTIVITY

March 31, 2007, marked our third fiscal quarter and eleventh full quarter since our initial public offering. Our portfolio on March 31, 2007, was invested approximately $211.3 million in 19 long-term investments, and the remainder in cash and short-term instruments.

As of March 31, 2007, our portfolio generated a current yield of 17.0% across all our long-term debt and equity investments. This current yield includes interest from all our long-term investments as well as dividends from Gas Solutions Holdings, Inc. ("Gas Solutions") and net profits interest and royalties from other portfolio companies. Excluding such dividends and other income, our weighted average long-term debt yield as of March 31, 2007, was 15.2%.

In the prior quarter, we completed one new investment in C&J Cladding LLC ("C&J"), as well as follow-on investments in the existing portfolio, totaling approximately $19.7 million in the prior quarter. Additionally, on March 5, 2007, Cypress Consulting Services, Inc. completely paid its loan with an additional prepayment penalty of $2.0 million for both the loan and the net profits interest.

On March 30, 2007, the Company invested $6.0 million in C&J, a metal services company located in Houston, Texas.

In the existing quarter, we have closed an additional investment of $12.3 million into ESA Environmental Specialists, Inc., located in Charlotte, North Carolina.

We now have six energy-related transaction opportunities aggregating $120 million under signed letter of intent, as well as a robust pipeline of other potential investments. We are pleased with the volume, quality, and diversification of our transaction flow, both within the energy industry and in additional sectors.

LIQUIDITY

On December 13, 2006, we priced a public offering of 6 million shares of common stock at $17.70 per share, raising $106.2 million in gross proceeds. On January 11, 2007, the underwriters exercised their over-allotment option to purchase 810,000 shares, raising an additional $14.3 million in gross proceeds.

We currently have a $50 million revolving credit facility, which we obtained on July 25, 2006. That facility is currently undrawn. We are currently in advanced stages of increasing the size of our credit facility to $200 million.

We currently have approximately $72 million in available cash and short-term instruments.

CONFERENCE CALL

We will host a conference call Friday, May 11, 2007, at 11:00am Eastern Time. The conference call dial-in number is (877) 407-0782. A recording of the conference call will be available for approximately 7 days. To hear a replay, call (877) 660-6853 and use Playback Access Account code 286 and Playback Conference ID code 241103.

        STATEMENTS OF NET ASSETS                  As of            As of
             (in thousands)                      March 31,        June 30,
                                                   2007             2006

Assets
Cash and cash equivalents                        $ 99,584         $  1,608
Investments in controlled entities at
 fair value (cost - $101,094 and $39,759,
 respectively)                                    110,268           49,585
Investments in affiliated entities at
 fair value (cost - $14,751 and $25,329,
 respectively)                                     14,751           25,329
Investments in non-controlled and
 non-affiliated entities, at fair value
 (cost - $89,883 and $58,505,
 respectively)                                     86,234           59,055
Interest receivable                                 1,968            1,639
Dividends receivable                                  448               13
Loan Principal Receivable                             504              385
Due from broker                                         -              369
Other receivables                                     254                -
Due from Prospect Capital Management, LLC               -                5
Due from Prospect Administration, LLC                   -               28
Prepaid expenses                                      163               77
Deferred financing fees                               387              355
Deferred offering costs                                 -               32
Total assets                                      314,561          138,480

Liabilities

Credit facility payable                                 -           28,500
Bank overdraft                                      5,964                -
Payable for investments                             1,666                -
Accrued expenses                                      846              843
Due to Prospect Administration, LLC                   286                -
Due to Prospect Capital Management, LLC             3,468              745
Other current liabilities                             564              122
Total liabilities                                  12,794           30,210

Net Assets                                       $301,767         $108,270

Components of Net Assets

Common stock, par value $.001 per share,
 (100,000,000 and 100,000,000 common
 shares authorized, respectively;
 18,975,388 and 7,069,873 issued and
 outstanding, respectively)                      $     20         $      7
Paid-in capital in excess of par                  298,659           97,266
Undistributed (distributions in excess
 of) net investment income                         (4,688)             319
Realized gain                                       2,251              301
Net unrealized appreciation                         5,525           10,377

Net Assets                                       $301,767         $108,270

Net Asset Value Per Share                        $  15.18         $  15.31

         STATEMENTS OF OPERATIONS          Three months     Three months
             (in thousands)               ended March 31,  ended March 31,
                                               2007             2006
Investment Income
Interest income, controlled entities (net
 of foreign tax withholding of $67 and
 $-, respectively)                               $  3,845         $  1,319
Interest income, affiliated entities (net
 of foreign tax withholding of $35 and
 $-, respectively)                                    800               70
Interest income, non controlled and
 non-affiliated entities                            3,025            1,586
Interest income, cash equivalents                       -              111
   Total interest income                            7,670            3,086
Dividend income, controlled entities                  850              850
Dividend income, non-controlled and
 non-affiliated entities                                -               10
Dividend income, money market funds                 1,245               80
   Total dividend income                            2,095              940
Other income, controlled entities                       8                -
Other income,  non-controlled and
 non-affiliated entities                            2,296                -
   Total other income                               2,304                -
Total investment income                            12,069            4,026

Operating Expenses
Investment advisory fees
   Base management fee                              1,531              521
   Income incentive fee                             1,754              533
   Total investment advisory fees                   3,285            1,054

Interest expense and credit facility
 costs                                                353               12
Chief Compliance Officer and
 Sub-administration fees                              164               81
Legal fees                                            593              390
Valuation services                                     92               45
Other professional fees                                47               85
Insurance expense                                      72               85
Directors fees                                         55               55
Other general and administrative expenses             393               93
Total operating expenses                            5,054            1,900

Net investment income                               7,015            2,126

Net realized gain (loss)                               (1)               1
Net unrealized appreciation
 (depreciation)                                    (2,038)             828

Net increase in net assets resulting from

 operations                                      $  4,976         $  2,955

Net increase in net assets per weighted
 average shares of common stock resulting
 from operations                                 $   0.25         $   0.42

PER SHARE DATA                             Three months     Three months
                                          ended March 31,  ended March 31,
                                               2007             2006

Net asset value, beginning of period            $   15.24        $   14.69
Costs related to the initial public
 offering                                               -                -
Costs related to the secondary public
 offering                                            0.01                -
Share issuances related to dividend
 reinvestment                                           -             0.02
Net investment income                                0.36             0.30
Realized gain                                           -                -
Net unrealized appreciation
 (depreciation)                                     (0.10)            0.10
Net increase in net assets as a result of
 secondary public offering                           0.06                -
Dividend declared and paid                          (0.39)           (0.30)

Net asset value at end of period                $   15.18        $   14.81

ABOUT PROSPECT CAPITAL CORPORATION

Prospect Capital Corporation (www.prospectstreet.com) is a closed-end investment company that lends to and invests in private and microcap public businesses. Prospect Capital's investment objective is to generate both current income and long-term capital appreciation through debt and equity investments.

Prospect Capital has elected to be treated as a business development company under the Investment Company Act of 1940 ("1940 Act"). We are required to comply with a series of regulatory requirements under the 1940 Act as well as applicable NASDAQ, federal and state rules and regulations. We have elected to be treated as a regulated investment company under the Internal Revenue Code of 1986. Failure to comply with any of the laws and regulations that apply to Prospect Capital could have an adverse effect on Prospect Capital and its shareholders.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such statements, other than statements of historical fact, are highly likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under the Company's control, and that the Company may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from these estimates and projections of the future. Such statements speak only as of the time when made, and the Company undertakes no obligation to update any such statement now or in the future.

Please send investment proposals to:

Grier Eliasek
President and Chief Operating Officer
grier@prospectstreet.com
Telephone (212) 448-0702